Exhibit 23.1

                     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in each of the Registration Statements on Form S-8 (File Nos. 333-71557 and 333-87841) of Medjet Inc. (a Development Stage Company) of our report dated January 29, 2002 (except for Restatement note, as to which the date is June 5, 2002) relating to the financial statements of Medjet Inc., which report appears in this Annual Report on Form 10-KSB/A2 of Medjet Inc. for the year ended December 31, 2001.


                                        /s/Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
July 11, 2002